                                                                  Exhibit 10.9.3


                                THIRD AMENDMENT
                                    TO THE
                             EMPLOYMENT AGREEMENT
                                      OF
                                JAMES F. VERHEY

     This THIRD AMENDMENT TO THE EMPLOYMENT AGREEMENT OF JAMES F. VERHEY ("Third Amendment") is made and entered into as of January 6, 2000, by and between JAMES
F. VERHEY ("Employee") and KAISER VENTURES INC. ("Kaiser").

                                   Recitals
                                   --------

     A. Employee is currently employed by Kaiser as Executive Vice President-Finance and Chief Financial Officer and has an existing Employment Agreement with Kaiser dated effective June 17, 1996, as amended by that certain First Amendment dated effective January 15, 1998, as further amended by that certain Second Amendment dated effective October 1, 1999, between Kaiser and Employee (collectively the "Employment Agreement"); and

     B. Employee and Kaiser have mutually agreed to the modification of certain provisions of the Employment Agreement and therefore Employee and Kaiser desire to amend the Employment Agreement solely as provided herein.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Amendment of Paragraph 11 of Employment Agreement. Paragraph 11 of the Employment Agreement is hereby amended as follows:

          (a)  Subparagraph 11.b. Subparagraph 11.b. of the Employment Agreement
               -----------------
     is hereby deleted in its entirety and the following new subparagraph 11.b. is substituted therefore:

               "b. any acquisition of common stock by a person or "group" (as defined in section 13(d) of the Securities Exchange Act of 1934), resulting in the "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) by that person or group of more than 35% of the capital stock of Kaiser."

          (b)  Subparagraph 11.c. Subparagraph 11.c of the Employment Agreement
               -----------------
     is hereby deleted in its entirety an the following new subparagraph 11.c. is substituted therefore:

               "c. following the date of this Amendment there has been an aggregate of net assets with a cumulative value that exceeds the greater of (i) $30,000,000 or (ii) 30% of the net equity of Kaiser at the time of the distribution (whether by dividend or repurchase of stock) distributed to any one or more Kaiser shareholders."

          (c)  Addition of Subparagraphs 11.d. and 11.e. Paragraph 11 of the
               ----------------------------------------
     Employment Agreement is amended by the addition of the following new subparagraphs:

               "d. During any period of two consecutive years, the individuals who at the beginning of such period constitute the Board of Directors of the Company, cease for any reason, to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new director has been approved at the time of such election or nomination by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

               e. The Board of Directors or any designated committee determines, in its sole discretion, that any person (such as that term is used in Sections 13(d) and 14(d) of the Exchange Act) directly or indirectly exercises a controlling influence over the management or policies or the Company."

     2. Amendment of Paragraph 12 of the Employment Agreement. Subparagraph 12.c. of the Employment Agreement is hereby deleted in its entirety, except for that portion of the paragraph commencing with "then, at Employee's option---" and ending with the words "Paragraph 13 below," and the following new portion of Subparagraph 12.c. is substituted therefor:

               "c. Any failure to provide Employee with compensation and benefits in the aggregate on terms that are materially less favorable than those enjoyed by Employee under this Agreement immediately prior to a Material Change, or the subsequent taking of any action that would materially reduce Employee's compensation and benefits in effect at the time of the Material Change."

     3. Amendment of Paragraph 13 of the Employment Agreement. Paragraph 13 of the Employment Agreement is hereby amended as follows:

          (a)  Subparagraph 13.a. The phrase "as measured by the preceding
               -----------------
     year's bonus" in subparagraph 13.a. is hereby deleted in its entirety and the following new phrase is substituted therefore in Subparagraph 13.a.:
     "as measured by Employee's average percentage bonus over the past five years (or such lesser period of time during which Employee was eligible to receive a bonus)."

          (b)  Subparagraph 13.b. The phrase in Subparagraph 13.b averaged over
               -----------------
     the two (2) immediately preceding years" is herein deleted and replaced with the phrase "as measured by Employee's average percentage bonus over the past five years" (or such lesser period of time during which Employee was eligible to receive a bonus)."

          (c)  Subparagraph 13.c. The word "will" in Subparagraph 13.c is hereby
               -----------------
     deleted and replaced with the word "with," such that the end of Subparagraph 13.c reads "in proportion to shares owned together with all other shareholders."

          (d)  Additional Paragraph. Paragraph 13 of the Employment Agreement is
               --------------------
     hereby amended by the addition of the following paragraph at the end of the current Paragraph 13.

               "For purposes of this Agreement, "average percentage bonus over the past five years" shall mean the average percentage bonus received by Employee for the five years preceding the year of termination (or for such lesser period in which bonus payments were received) as applied to the Employee's current annual base salary," is substituted therefore:

     4. Amendment of Paragraph 16. Paragraph 16 of the Employment Agreement is hereby amended by deleting the reference to "ninety (90) days" and substituting therefore "one hundred twenty (120) days."

     5. Amendment of Paragraph 18. Paragraph 18 of the Employment Agreement is hereby amended by the addition of the following phrase to the end of the first sentence of Paragraph 18, "provided, however, Employee shall give a minimum of ninety (90) days advance written notice."

     6    Ratification of Employment Agreement as Amended. The Employment
Agreement is not amended in any respect except as expressly provided herein, and the Employment Agreement as amended by this Third Amendment is hereby ratified and approved in all respects

     7    Governing Law. This Third Amendment shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to the Employment Agreement to be effective as of the day and year first written above not withstanding the actual date of signature.



"Employee"                              "Kaiser"
James F. Verhey                         Kaiser Ventures Inc.


/s/ James F. Verhey                     By: /s/ Richard E. Stoddard
---------------------------                 ------------------------------------
James F. Verhey                             Richard E. Stoddard
                                            President & Chief Executive Officer


                                            By:  /s/ Todd G. Cole
                                            ------------------------------------
                                            Todd G. Cole, Chairman of the
                                            Human Relations Committee